UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2009

VICAL INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21088	93-0948554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California	92121-4340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2009, Vical Incorporated entered into amended and restated employment letters with each of Vijay B. Samant, Jill M. Church and Alain Rolland. Pursuant to the amended and restated employment letters Messrs. Samant and Roland and Ms. Church will receive annual base salaries or $470,075, $306,000 and $284,000, respectively, subject to adjustment in the future. Also pursuant to the amended and restated employment letters, each of Messrs. Samant and Roland and Ms. Church will be entitled to various severance benefits in the event they are terminated without cause or resign for good reason. The amount of severance benefits depends on the circumstances of the termination or resignation, including whether the employee is terminated or resigns within a specified period of time following a change in control of Vical, but benefits generally include continuation of base salary, a payment based on the employee’s last annual bonus, accelerated vesting of equity awards and continuation of health insurance benefits.

The foregoing description of the amended and restated employment letters is only a summary and does not purport to be complete. The description is qualified in its entirety by reference to the amended and restated employment letters attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Employment Letter, dated January 9, 2009, between Vical Incorporated and Vijay B. Samant.

99.2	Amended and Restated Employment Letter, dated January 9, 2009, between Vical Incorporated and Alain Rolland.

99.3	Amended and Restated Employment Letter, dated January 9, 2009, between Vical Incorporated and Jill M. Church.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: January 15, 2009	By:	/s/ JILL M. CHURCH
Jill M. Church
Senior Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Amended and Restated Employment Letter, dated January 9, 2009, between Vical Incorporated and Vijay B. Samant.

99.2	Amended and Restated Employment Letter, dated January 9, 2009, between Vical Incorporated and Alain Rolland.

99.3	Amended and Restated Employment Letter, dated January 9, 2009, between Vical Incorporated and Jill M. Church.